FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Columbia Clancy/Catherine Livingston, FGS Global,
212-687-8080 (U.S.)
44(0)2031788914 (Europe)
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000
DOUGLAS ELLIMAN INC. REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

First Quarter 2024 Highlights:
•Consolidated revenues of $200.2 million compared to $214.0 million in the prior year quarter
◦Douglas Elliman’s real estate brokerage segment reported gross transaction value of approximately $7.1 billion, compared to approximately $7.3 billion in the prior year quarter.
◦Douglas Elliman’s real estate brokerage segment reported an average price per transaction of $1.595 million.
•Consolidated operating loss of $41.5 million and real estate brokerage segment operating loss of $35.3 million compared to $23.8 million and $17.3 million, respectively, in the prior year quarter
•Consolidated operating loss and real estate brokerage segment operating loss include a $17.75 million litigation settlement charge, of which $7.75 million will be paid by June 12, 2024 and up to two additional $5 million contingent payments through December 31, 2027
•Net loss attributed to Douglas Elliman of $41.5 million, or $0.50 per diluted common share, which includes a $17.75 million litigation settlement charge, compared to $17.6 million, or $0.22 per diluted common share, in the prior year quarter
•Adjusted EBITDA attributed to Douglas Elliman of a loss of $18.2 million compared to $17.6 million in the prior year quarter
•Adjusted EBITDA attributed to real estate brokerage segment of a loss of $14.2 million compared to $13.0 million in the prior year quarter
MIAMI, FL, May 9, 2024 - Douglas Elliman Inc. (NYSE:DOUG) today announced financial results for the three months ended March 31, 2024.

“In addition to seeing encouraging signals of market improvement, Douglas Elliman continued to navigate the current environment by successfully reducing costs without compromising the agent experience and enhancing our competitive edge,” stated Howard M. Lorber, Chairman and Chief Executive Officer of Douglas Elliman. “Our Development Marketing business is also showing promising momentum, with a robust pipeline of projects totaling approximately $25 billion in gross transaction value. We are confident these initiatives, coupled with the strength of the Douglas Elliman brand, position us for long-term growth and value creation across market cycles.”
GAAP Financial Results
Three months ended March 31, 2024
First quarter 2024 revenues were $200.2 million, compared to revenues of $214.0 million for the first quarter of 2023. The Company recorded an operating loss of $41.5 million for the first quarter of 2024, compared to $23.8 million for the first quarter of 2023. Net loss attributed to Douglas Elliman for the first quarter of 2024 was $41.5 million, or $0.50 per diluted common share, compared to $17.6 million, or $0.22 per diluted common share, for the first quarter of 2023. The results for the first quarter of 2024 include a $17.75 million litigation settlement charge, of which $7.75 million will be paid by June 12, 2024 and up to two additional $5 million contingent payments through December 31, 2027.
Non-GAAP Financial Measures
Non-GAAP financial measures include adjustments for stock-based compensation, equity in losses from equity method investments and other, net (for purposes of Adjusted EBITDA). Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months ended March 31, 2024 and 2023 and the last twelve months ended March 31, 2024 are included in Tables 2, 3 and 4.
Three months ended March 31, 2024 compared to the three months ended March 31, 2023
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were a loss of $18.2 million for the first quarter of 2024, compared to $17.6 million for the first quarter of 2023.
Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment (as described in Table 2 attached hereto) were a loss of $14.2 million for the first quarter of 2024, compared to $13.0 million for the first quarter of 2023.
Adjusted Net Loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $23.7 million, or $0.28 per diluted share, for the first quarter of 2024, compared to $16.8 million, or $0.21 per diluted share, for the first quarter of 2023.
Gross Transaction Value
For the first quarter of 2024, Douglas Elliman’s brokerage segment reported gross transaction value of approximately $7.1 billion, compared to approximately $7.3 billion for the first quarter ended March 31, 2023. For the first quarter ended March 31, 2024, Douglas Elliman’s brokerage segment reported an average price per transaction of $1.6 million.
Consolidated Balance Sheet
Douglas Elliman maintained a strong balance sheet with cash and cash equivalents of $91.5 million at March 31, 2024.
Conference Call to Discuss First quarter 2024 Results
As previously announced, the Company will host a conference call and webcast to discuss its first quarter 2024 results on Friday, May 10, 2024 at 8:00 AM (ET). Participants should pre-register for the call using the following link: https://join.eventcastplus.com/eventcastplus/Douglas-Elliman-Inc-First-Quarter-2024-Conference-Call. Please join the webcast at least 10 minutes prior to start time.
A replay of the call will be available shortly after the call ends on May 10, 2024 through May 24, 2024 at https://join.eventcastplus.com/eventcastplus/Douglas-Elliman-Inc-First-Quarter-2024-Conference-Call.
Non-GAAP Financial Measures
Adjusted EBITDA attributed to Douglas Elliman and Adjusted Net Income attributed to Douglas Elliman (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.
The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2, 3 and 4 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2024 and 2023 and the last twelve months ended March 31, 2024.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, Nevada, Connecticut, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2023 Annual Report on Form 10-K and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Commissions and other brokerage income	$188,265	$202,036
Property management	9,047	8,777
Other ancillary services	2,927	3,169
Total revenues	200,239	213,982

Expenses:
Real estate agent commissions	149,016	156,102
Sales and marketing	21,298	21,239
Operations and support	18,799	18,893
General and administrative	27,016	32,295
Technology	5,843	6,012
Depreciation and amortization	1,981	2,039
Litigation settlement	17,750	—
Restructuring	—	1,210
Operating loss	(41,464)	(23,808)

Other income (expenses):
Interest income, net	1,376	1,105
Equity in losses from equity-method investments	(11)	(73)
Investment and other losses	(391)	(454)
Loss before provision for income taxes	(40,490)	(23,230)
Income tax expense (benefit)	1,195	(5,390)

Net loss	(41,685)	(17,840)

Net loss attributed to non-controlling interest	210	216

Net loss attributed to Douglas Elliman Inc.	$(41,475)	$(17,624)

Per basic common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.50)	$(0.22)

Per diluted common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.50)	$(0.22)

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2024	2023

Net loss attributed to Douglas Elliman Inc.	$(66,403)	$(42,552)	$(41,475)	$(17,624)
Interest income, net	(6,084)	(5,813)	(1,376)	(1,105)
Income tax (benefit) expense	(8,468)	(15,053)	1,195	(5,390)
Net loss attributed to non-controlling interest	(608)	(614)	(210)	(216)
Depreciation and amortization	7,968	8,026	1,981	2,039
EBITDA	$(73,595)	$(56,006)	$(39,885)	$(22,296)

Equity in losses from equity-method investments (a)	106	168	11	73
Stock-based compensation expense (b)	13,607	13,075	3,355	2,823
Litigation settlement	17,750	—	17,750	—
Restructuring	1,167	2,377	—	1,210
Other, net	(696)	(633)	391	454
Adjusted EBITDA	(41,661)	(41,019)	(18,378)	(17,736)
Adjusted EBITDA attributed to non-controlling interest	367	326	132	91
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(41,294)	$(40,693)	$(18,246)	$(17,645)

Operating loss by Segment:
Real estate brokerage	$(54,712)	$(36,769)	$(35,286)	$(17,343)
Corporate and other	(27,441)	(27,728)	(6,178)	(6,465)
Total	$(82,153)	$(64,497)	$(41,464)	$(23,808)

Real estate brokerage segment
Operating loss	$(54,712)	$(36,769)	$(35,286)	$(17,343)
Depreciation and amortization	7,968	8,026	1,981	2,039
Stock-based compensation	4,745	4,539	1,225	1,019
Litigation settlement	17,750	—	17,750	—
Restructuring	1,167	2,377	—	1,210
Adjusted EBITDA	(23,082)	(21,827)	(14,330)	(13,075)
Adjusted EBITDA attributed to non-controlling interest	367	326	132	91
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(22,715)	$(21,501)	$(14,198)	$(12,984)

Corporate and other segment
Operating loss	$(27,441)	$(27,728)	$(6,178)	$(6,465)
Stock-based compensation	8,862	8,536	2,130	1,804
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(18,579)	$(19,192)	$(4,048)	$(4,661)

a.Represents equity in losses recognized from the Company’s investments in equity method investments that are accounted for under the equity method and are not consolidated in the Company’s financial results.
b.Represents amortization of stock-based compensation. $4,745, $4,539, $1,225, and $1,019 are attributable to the Real estate brokerage segment for the last twelve months ended March 31, 2024, the full year ended December 31, 2023, and the three months ended March 31, 2024 and 2023, respectively. $8,862, $8,536, $2,130, and $1,804 are attributable to the Corporate and other segment for the last twelve months ended March 31, 2024, the full year ended December 31, 2023, and the three months ended March 31, 2024 and 2023, respectively.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET LOSS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2024	2023

Net loss attributed to Douglas Elliman Inc.	$(41,475)	$(17,624)

Restructuring	—	1,210
Litigation settlement	17,750	—
Total adjustments	17,750	1,210

Tax expense related to adjustments	—	(369)
Adjusted net loss attributed to Douglas Elliman Inc.	$(23,725)	$(16,783)

Per diluted common share:

Adjusted net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.28)	$(0.21)

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands, Except for Gross Transaction Value)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2024	2023
Revenues:
Commissions and other brokerage income	$892,298	$906,069	$188,265	$202,036
Property management	35,812	35,542	9,047	8,777
Other ancillary services	13,725	13,967	2,927	3,169
Total revenues	$941,835	$955,578	$200,239	$213,982

Gross transaction value (in billions)	$34.2	$34.4	$7.1	$7.3
Total transactions	21,456	21,606	4,477	4,627